EXHIBIT 99.1
                                                                    ------------


CONTACT:

George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026 E-mail: ir@dssiinc.com

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
               RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2003

Mahwah, New Jersey - May 15, 2003 -- Data Systems & Software Inc. (NASDAQ: DSSI) today announced results for the first quarter ended March 31, 2003.

         Sales in the first quarter of 2003 were $12.9 million, marginally above the $12.8 million of sales in the first quarter of 2002.
         Sales in the computer hardware segment increased by $0.6 million, or 16%, from $4.3 million in the first quarter of 2002, to $4.9 million in 2003. This increase was primarily due to the low level of sales in the first quarter of 2002, following the downturn experienced in the aftermath of 9/11. However, as expected, computer hardware segment sales in the first quarter of 2003 were 46% below the level of the fourth quarter of 2002, due to fourth quarter sales of $4.5 million to one customer that were not repeated in the first quarter of 2003. The increase in computer hardware segment sales as compared to the first quarter of 2002, was offset by a decrease in software consulting and development sales from $3.8 million in the first quarter of 2002 to $3.2 million in the first quarter of 2003. This decrease was due to the continued general weakness in the global hi-tech markets and in the software consulting and development market in particular. Sales in our energy intelligence solution segment in the first quarter of 2003 were $4.7 million, the same as sales in the first quarter of 2002.

         Gross profit in the first quarter of 2003 was $3.1 million, increasing by $0.1 million, or 3%, over gross profit in the first quarter of 2002. The gross profit margin improved from 23% in the first quarter of 2002 to 24% in the first quarter of 2003. The increase in gross profit was primarily attributable to an increase in gross profit in the computer hardware segment, partially offset by a decrease in gross profit in the energy intelligence solutions segment.
         In the computer hardware segment, gross profit increased by $0.2 million, or 24%, from $0.7 million in the first quarter of 2002 to $0.9 million in the first quarter of 2003. This increase was due to the increase in sales as well as an improvement in the gross profit margin, which increased from 17% of sales in the first quarter of 2002 to 18% in the first quarter of 2003. The increases in sales and gross profit were primarily due to the slightly improved business environment since the beginning of 2002.

         Gross profit in the energy intelligence solution segment decreased by $0.1 million, or 9%, from $1.4 million in the first quarter 2002, to $1.3 million in the first quarter 2003. This decrease was attributable to a decrease in gross profit margin from 31% of sales in the first quarter of 2002 to 28% of sales in the first quarter of 2003, which was due to a higher proportion of lower margin Maingate and LCR product sales to certain customers in 2003 as compared to 2002.

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         Gross profit in the software consulting and development segment increased slightly to $0.9 million in the first quarter of 2003 from $0.8 million in the first quarter of 2002, despite the decrease in sales. This increase was due to the increase in gross profit margin from 21% of sales in the first quarter of 2002, to 27% of sales in the first quarter of 2003. The improved gross profit margin was attributable to cost cutting measures taken during 2002 and the improved cost structure of new projects contracted over the last year.

         Research and development expenses decreased from $0.5 million in the first quarter of 2002 to $0.2 million in the first quarter of 2003. This decrease was due to the continued reduction in R&D expenditures in the energy intelligence solution segment, as it shifted its emphasis from R&D to marketing and sales through 2002.

         Selling, general and administrative expenses were $4.3 million in the first quarter of 2003, similar to the SG&A expenses in the first quarter of 2002. However, within our segments, we had a $0.2 million decrease in corporate overhead and a $0.2 million decrease in SG&A at our software consulting and development segment, offset by a $0.4 million increase in SG&A in the energy intelligence solution segment. The decreases in corporate and software consulting and development segment overhead were attributable to cost cutting measures taken through 2002, while the increase in SG&A in our energy intelligence solution segment was due to the increased marketing and administrative efforts invested in putting into place the infrastructure required to take the segment to its next business level.

         The increase in interest expense incurred in 2003 was in connection with the capital raised, including interest and amortization of non-cash costs associated with the convertible debt and warrants issued, and utilization of lines of credit to finance our activities. Although the interest expense associated with the utilization of lines of credit is expected to continue at the current level, the amortization expenses are expected to decrease over the coming quarters. Of the $354,0000 of interest expense during the first quarter of 2003, $144,000 was related to the accretion of discounts and the amortization of related costs in connection with convertible debt and warrants.

         George Morgenstern, Chairman and Chief Executive Officer of DSSI commented: "As in previous periods, results for the quarter were in the large part driven by Comverge. With the completion of Comverge's venture financing in the beginning of the second quarter of this year, we believe that we have turned a very important page in the Company's history. We are confident that together with our co-investors in Comverge, we will be successful in bringing Comverge to its full potential over the long term."

This press release includes forward-looking statements, which are subject to risks and uncertainties, including risks associated with (i) conditions in the market for energy intelligence solutions, including the pace and consequences of deregulation and competition, (ii) conditions in the computer hardware markets,
(iii) the downturn in the hi-tech markets, and (iv) the Company's business generally. Actual results may vary from those projected or implied by such forward-looking statements. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in under the caption "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

Data Systems & Software Inc. is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge subsidiary, the Company provides energy intelligence solutions to utilities.

                                  Tables Follow


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DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                      (in thousands, except per share data)


                                                                                            As of              As of
                                                                                         December 31,        March 31,
                                       ASSETS                                                2002               2003
                                                                                        ---------------    ---------------
                                                                                                           (unaudited)

Current assets:
Cash and cash equivalents..............................................................       $1,150               $945
Restricted cash........................................................................          241              2,741
Trade accounts receivable, net.........................................................       12,267              9,902
Inventory..............................................................................        2,217              1,950
Other current assets...................................................................        1,401              1,052
                                                                                       ---------------    ---------------
         Total current assets..........................................................       17,276             16,590
Property and equipment, net............................................................        1,972              1,814
Goodwill                                                                                       4,929              4,929
Other intangible assets, net...........................................................          404                378
Long-term deposits.....................................................................        5,700                  -
Other assets...........................................................................          669                710
Prepaid employee termination benefits..................................................        2,355              2,370
                                                                                       ---------------    ---------------
         Total assets..................................................................      $33,305            $26,791
                                                                                       ===============    ===============

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt, net...........................      $3,755             $6,095
Trade accounts payable..................................................................       5,185              4,036
Accrued payroll, payroll taxes and social benefits......................................       2,098              1,818
Other current liabilities...............................................................       3,411              3,193
                                                                                       ---------------    ---------------
         Total current liabilities.....................................................       14,449             15,142
                                                                                      ---------------    ---------------
Long-term liabilities:
Long-term debt.........................................................................        6,278                593
Other liabilities......................................................................          477                575
Liability for employee termination benefits............................................        3,364              3,341
                                                                                      ---------------    ---------------
            Total long-term liabilities................................................       10,119              4,509
                                                                                       ---------------    ---------------
Minority interests.....................................................................        1,609              1,626
                                                                                       ---------------    ---------------
Shareholders' equity:
Common stock - $.01 par value per share:
   Authorized - 20,000 shares; Issued - 8,162 and 8,212 shares as of December                     82
      31, 2002 and March 31, 2003, respectively..........................................                            82
Additional paid-in capital...............................................................     37,687             37,737
Warrants.................................................................................        364                461
Deferred compensation....................................................................         (7)                (5)
Accumulated deficit......................................................................    (26,787)           (28,548)
Treasury stock, at cost - 846 and 848 shares                                                  (3,913)
     at December 31, 2002 and March 31, 2003, respectively...............................                        (3,915)
  Stockholder's note.....................................................................       (298)              (298)
                                                                                         --------------    ---------------
Total shareholders' equity...............................................................      7,128              5,514
                                                                                         --------------    ---------------
Total liabilities and shareholders' equity...............................................    $33,305            $26,791
                                                                                         ==============    ===============

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DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES

                Consolidated Statements Of Operations (unaudited)
                      (in thousands, except per share data)


                                                                                           Three months ended March 31,
                                                                                          --------------------------------
                                                                                               2002               2003
                                                                                            --------------     -------------

Sales:
        Products.......................................................................           $8,701            $8,976
        Services.......................................................................            4,107             3,892
                                                                                            --------------     -------------
                                                                                                  12,808            12,868
                                                                                            --------------     -------------
Cost of sales:
        Products.......................................................................            6,821             7,300
        Services.......................................................................            3,009             2,499
                                                                                            --------------     -------------
                                                                                                   9,830             9,799
                                                                                            --------------     -------------

         Gross profit..................................................................            2,978             3,069

Research and development expenses......................................................              460               153
Selling, general and administrative expenses...........................................            4,300             4,302
                                                                                             --------------     -------------

         Operating loss................................................................          (1,782)           (1,386)
Interest income........................................................................               93                22
Interest expense.......................................................................             (94)             (354)
Other income (expense), net............................................................               27              (14)
Minority interests.....................................................................              (4)              (17)
                                                                                             --------------     -------------
         Loss before provision for income taxes........................................          (1,760)           (1,749)
Provision for income taxes.............................................................               42                12
                                                                                            --------------     -------------

         Net loss......................................................................         $(1,802)          $(1,761)
                                                                                            ==============     =============


Basic and diluted loss per share:
         Net loss per share............................................................          $(0.25)           $(0.24)
                                                                                             ==============     =============

         Weighted average number of shares outstanding - basic and diluted                         7,353             7,345
                                                                                             ==============     =============

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